Exhibit 99.1

Enzon Reports Certain Financial and Other Information for Fourth Quarter of Fiscal 2005; Fourth Quarter Revenues of $44 Million; Cash Reserves Remain Strong at $225 Million; Update Provided on Form 10-K Filing and Restatement Process

    BRIDGEWATER, N.J.--(BUSINESS WIRE)--Sept. 1, 2005--Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today reported certain financial and other business highlights for the quarter ended June 30, 2005, the fourth quarter of Enzon's fiscal year (FY) 2005. As previously reported in a Form 8-K and press release dated August 16, 2005, Enzon will release its full fourth quarter financial results for FY 2005 as soon as practicable after the restatement of certain historical financial statements for the quarter and fiscal year to date periods ended on and prior to March 31, 2005. An update on the status of the financial statement restatement process is also discussed herein.

    Financial highlights from the fourth quarter of FY 2005 include:

    -- $11.3 million in North American sales of ABELCET. ABELCET sales were slightly higher than the Company's expectations but down $5.8 million from the fourth quarter of FY 2004 due to the previously reported increasingly competitive market conditions in the intravenous antifungal market.

    -- $12.1 million in combined sales of ONCASPAR, ADAGEN, and DEPOCYT, as compared to $10.2 million in combined sales for the fourth quarter of FY 2004.

    -- $16.4 million in royalties, a 46% increase over the fourth quarter of FY 2004 primarily due to Schering-Plough's December 2004 launch of PEG-INTRON combination therapy in Japan, and to a lesser extent the January 2005 launch of MACUGEN(R) in the U.S.

    -- $225.1 million in total cash reserves, which include cash, cash equivalents, short-term investments, and marketable securities, as of June 30, 2005, an increase of $38.9 million from June 30, 2004 primarily due to proceeds from the sale of an equity-based investment and free cash flow for the year ended June 30, 2005.

    Jeffrey H. Buchalter, Enzon's chairman and chief executive officer, will be hosting a conference call today, September 1, 2005, at approximately 10:00 am EDT to provide a brief business update on the Company's recent activity and other business developments. The conference dial-in number is 888-276-0006 (domestic) or 651-224-7497 (international) and the replay number is 800-475-6701 (domestic) or 320-365-3844 (international). The conference ID for the replay is 791403. The call will be broadcast live and then via replay for approximately two weeks. Enzon's conference call will also be webcast in a "listen only" mode via the Internet at http://www.vcall.com.

    Product Sales

    Combined product sales for the Company's four internally marketed products (ABELCET, ADAGEN, DEPOCYT, and ONCASPAR) decreased to $23.4 million for the fourth quarter of FY 2005, as compared to $27.3 million for the fourth quarter of FY 2004. The decrease in product sales was attributable to a decline in North American sales of the Company's intravenous antifungal product, ABELCET, due to the previously reported competitive conditions in the intravenous antifungal market. For the fourth quarter of FY 2005, ABELCET sales were $11.3 million as compared to $17.1 million for the fourth quarter of FY 2004. The decrease in ABELCET sales was partially offset by increased sales for each of the Company's other three internally marketed products for the fourth quarter of FY 2005 versus the fourth quarter of FY 2004.
    Sales of ADAGEN, an enzyme replacement therapy used to treat a type of severe combined immunodeficiency disease, increased to $4.6 million for the fourth quarter of FY 2005, as compared to $4.3 million for the fourth quarter of FY 2004. Historically, quarterly sales of ADAGEN experience volatility because of the small number of patients on therapy.
    Sales of ONCASPAR, which is used in combination with other chemotherapeutics to treat acute lymphoblastic leukemia, increased to $5.8 million for the fourth quarter of FY 2005, as compared to $4.8 million for the fourth quarter of FY 2004.
    Sales of DEPOCYT, which is used for the treatment of lymphomatous meningitis, increased to $1.7 million for the fourth quarter of FY 2005, as compared to $1.1 million for the fourth quarter of FY 2004.
    Royalties for the fourth quarter of FY 2005, increased to $16.4 million, as compared to $11.2 million for the fourth quarter of FY 2004. Royalties are principally comprised of royalties from sales of PEG-INTRON, which is marketed worldwide by Schering-Plough Corporation (NYSE: SGP) for the treatment of chronic hepatitis C. The increase in royalties was primarily driven by higher sales of PEG-INTRON due to the December 2004 launch of PEG-INTRON combination therapy in Japan, and to a lesser extent royalties related to sales of MACUGEN. In January 2005, Eyetech Pharmaceuticals Inc. (Nasdaq: EYET) launched MACUGEN in the U.S. for the treatment of neovascular (wet) age-related macular degeneration (AMD), an eye disease associated with aging that destroys central vision. Under a strategic alliance formed in 2002 between Enzon and Nektar Therapeutics (Nasdaq: NKTR), Nektar provides Eyetech with PEGylation technology for use in MACUGEN and Enzon receives a share of Nektar's royalties.

    Tax Valuation Charges

    Based on an analysis of the continued decline in the Company's ABELCET revenues as a result of the previously reported competitive conditions in the intravenous antifungal market, as well as the potential impact these conditions may have on the Company's future financial performance, the Company has determined that it is not more likely than not that it would realize the tax benefits from its deferred tax assets. Therefore, the Company's financial results for the fourth quarter and FY ended June 30, 2005 will include a non-cash adjustment to increase the Company's valuation allowance associated with its deferred tax assets as of June 30, 2005. This non-cash charge is currently expected to approximate $80 million.
    Enzon periodically assesses the realization of its deferred tax assets and considers the need to record or adjust its valuation allowance based on the likelihood that the Company will benefit from these assets. Realizing a benefit is ultimately dependent on the Company's ability to generate sufficient future taxable income prior to the expiration of the tax benefits that are recognized as deferred tax assets on the Company's balance sheet. Although Enzon has established a valuation allowance against the carrying value of its deferred tax assets, the underlying tax benefit remains available to the Company to offset future taxable income, subject to the timing of such income and applicable tax laws and regulations.

    Cash and Investments

    The Company's cash reserves, which include cash, cash equivalents, short-term investments, and marketable securities, increased to $225.1 million as of June 30, 2005 from $186.2 million as of June 30, 2004. This increase was primarily due to cash proceeds of $22.5 million related to the sale of 1.1 million shares of NPS Pharmaceuticals, Inc. (Nasdaq: NPSP) common stock, which were obtained as part of a June 2003 merger termination agreement with NPS. The remaining increase was largely attributable to the Company's free cash flow (cash flow from operations minus capital expenditures) for the year ended June 30, 2005.

    Restatement of Consolidated Financial Statements

    As reported on August 16, 2005, during the course of the audit of Enzon's financial statements for the year ended June 30, 2005, the Company reevaluated its application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS 133), and its use of hedge accounting for a financial instrument formed in August 2003. The Company formed this financial instrument to reduce its investment risk associated with 1.5 million shares of NPS common stock received as part of a June 2003 merger termination agreement. In conjunction with its evaluation, the Company determined that certain amounts previously recorded in other non-operating income and included in its consolidated statement of operations should have been recorded in other comprehensive income and included in its consolidated statement of stockholders' equity. On August 22, 2005, this financial instrument expired and the Company received cash proceeds of $7.5 million from the sale of its remaining 375,000 shares of NPS common stock.
    In connection with the restatement process, Enzon has been undertaking a comprehensive review of its previously issued financial statements. As a result of this review, the Company is making other accounting adjustments to certain previously reported results in addition to those reported on August 16, 2005. These adjustments will include a correction to the valuation of the aforementioned financial instrument for the quarter and fiscal year to date periods ended September 30, 2003, December 31, 2003, and March 31, 2004, as reported in a Form 8-K filed today with the United States Securities and Exchange Commission.
    The adjustments referred to herein will be reflected in Enzon's restated financial results. The Company believes such adjustments will not have a material effect on its past, current or future income or loss from operations, revenues, cash position, cash flows or total stockholders' equity.
    The Company currently plans to issue amended financial reports for the quarter and fiscal year to date periods ended September 30, 2003, December 31, 2003, March 31, 2004, June 30, 2004, September 30, 2004,
December 31, 2004, and March 31, 2005 as soon as practicable. The Company's previously issued financial statements for the aforementioned periods should no longer be relied upon.
    In addition, the Company currently expects to file its annual report on Form 10-K for the year ended June 30, 2005 on or before the due date of September 13, 2005; however, in light of the continuing effort in finalizing and filing the amended financial statements discussed above, the Company may be unable to do so.

    Management's Report on Internal Control over Financial Reporting

    In accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404), Enzon's management is currently assessing the effectiveness of its internal control over financial reporting. Enzon's annual report on Form 10-K will include a final report from management on internal control over financial reporting as of June 30, 2005.
    While management's assessment has not yet been completed, to date, three material weaknesses have been identified during the course of this review. A material weakness is defined as a significant deficiency or combination of significant deficiencies, that results in "more than a remote likelihood" that a material misstatement of the annual or interim financial statements will not be prevented or detected.
    One of the material weaknesses identified pertains to the restatements of certain previously issued financial statements, as discussed above, related to Enzon's application of hedge accounting pursuant to SFAS 133 and its valuation of a financial instrument associated with the Company's shares of NPS common stock. As discussed earlier in this release, this financial instrument expired on August 22, 2005.
    In addition, the Company identified two material weaknesses within its revenue recognition process as they pertain to controls over (i) the calculation of estimated future wholesaler credits or "chargebacks" for the fourth quarter of fiscal 2005 and (ii) the recognition of certain royalty revenue and costs related to third-party agreements. The Company has concluded each of these instances constitutes a material weakness related to the Company's financial reporting processes. Currently, Enzon is remediating its internal control procedures over each of these areas. The revenue reported herein includes the corrected effect of these items.
    To date, exclusive of these instances there are no other material weaknesses that have been identified by Enzon's management. However, management's assessment of its internal controls over financial reporting is ongoing and subject to change.

    Pipeline and Other Developments

    Today Enzon also announced that it has decided to discontinue its collaborative research and development program with the National Institutes of Health (NIH) for the recombinant immunotoxin SS1P. The Company also announced that it has entered into an agreement with Nektar to terminate the companies' joint development agreement for up to three products using Nektar's pulmonary delivery technologies. Enzon's decision to discontinue these product development collaborations was based on a strategic cost-benefit analysis and the Company's belief that it is in its best interest to redirect these investments to pursue other product development opportunities.
    Under Enzon's product development collaboration with Nektar, which was formed in January 2002, the companies were jointly developing inhaled leuprolide acetate and evaluating other potential projects using Nektar's pulmonary technology for development. In conjunction with the termination, all rights to inhaled leuprolide have been returned to Nektar.
    In January 2002, Enzon and Nektar also entered into a PEG technology licensing agreement under which Enzon granted Nektar the right to grant sub-licenses for a portion of Enzon's PEG technology to third parties. Nektar will continue to have the right to sub-license the Enzon patents defined in the companies' January 2002 agreement and Enzon will receive a royalty or a share of Nektar's profits for any products that utilize its patented PEG technology. Enzon retains all rights to use and/or sub-license all of its PEG technology for its own proprietary products and/or those it may develop with co-commercialization partners. Since 2002, Enzon has continued to broaden its intellectual property estate by filing additional PEG patents that are exclusive to Enzon, including a number that pertain to the Company's next-generation releasable PEG linker platform, which utilizes proprietary linker chemistries that can be designed to release PEG from the parent molecule over time. As a result of the terminations, Enzon has no further financial obligation to NIH or Nektar with respect to these collaborations.

    About Enzon

    Enzon Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in North America by Enzon's specialized sales force. Enzon's science-driven strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional marketed products and promising clinical compounds. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

    The results included in this press release are unaudited and therefore, deemed to be forward-looking statements. The Company is undergoing an audit of its FY 2005 financial results, and an audit of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. These audit procedures are not yet complete as of the date of this press release. There can be no assurance that the information as disclosed in this press release will not change following the completion of the audits. Further, there are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include, but are not limited to: the possibility that the Company may be unable to meet its future reporting requirements, which could result in delisting, as well as those described in Enzon's Form 10-K/A and Forms 10-Q on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of September 1, 2005 and the Company undertakes no duty to update this information.

    CONTACT: Enzon Pharmaceuticals, Inc.
             Craig Tooman, 908-541-8759
             or
             Susan M. Mesco, 908-541-8777